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PLAN:   VARIABLE ANNUITY
STATE:  ALL
PENSION PLANS:   TSA (120'S) NEW REVISED 1/1/96

                             CERTIFICATE ENDORSEMENT

                          AID ASSOCIATION FOR LUTHERANS

                           CERTIFICATE NUMBER XXXXXXXX


THIS ENDORSEMENT IS MADE A PART OF AND AMENDS THE ANNUITY CERTIFICATE TO WHICH IT IS ATTACHED IN ORDER TO QUALIFY THE CERTIFICATE UNDER SECTION 403(B) OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (CODE).

THE  FOLLOWING  PROVISIONS  SHALL  BE  APPLICABLE,   NOTWITHSTANDING  ANY  OTHER
PROVISIONS OF THIS CERTIFICATE TO THE CONTRARY:

1.      LIMITATIONS ON CONTRIBUTIONS

        EXCEPT IN THE CASE OF A ROLLOVER  CONTRIBUTION  (WITHIN  THE  MEANING OF
        SECTION 403(B)(8) OF THE CODE), A DIRECT ROLLOVER (WITHIN THE MEANING OF
        SECTION 403(B)(10) OF THE CODE), OR A DIRECT TRANSFER PURSUANT TO REVENUE RULING 90-24 (OR OTHER CODE SECTION OR PRONOUNCEMENT OF SIMILAR APPLICATION AND IMPORT), CONTRIBUTIONS MADE ON BEHALF OF THE CERTIFICATE OWNER (EMPLOYEE) UNDER THIS CERTIFICATE PURSUANT TO A SALARY REDUCTION AGREEMENT (WITHIN THE MEANING OF SECTION 3121(A)(5)(D) OF THE CODE) SHALL NOT EXCEED THE LESSER OF:

          A.   THE CERTIFICATE  OWNER'S  (EMPLOYEE'S)  EXCLUSION ALLOWANCE UNDER
               SECTION 403(B)(2) OF THE CODE;

          B. THE LIMITATION ON ELECTIVE DEFERRALS UNDER SECTION 402(G) OF THE CODE; OR

          C.   THE APPLICABLE LIMITATION UNDER SECTION 415 OF THE CODE.

2.       REQUIRED DISTRIBUTIONS

         ALL DISTRIBUTIONS UNDER THIS CERTIFICATE SHALL BE SUBJECT TO AND MADE IN ACCORDANCE WITH REGULATIONS PRESCRIBED BY THE SECRETARY OF THE TREASURY PURSUANT TO SECTION 403(B)(10) OF THE CODE, WHICH ARE HEREBY INCORPORATED BY REFERENCE, OR IN THE ABSENCE OF SUCH REGULATIONS, IN ACCORDANCE WITH REGULATIONS UNDER SECTION 401(A)(9) OF THE CODE, INCLUDING THE MINIMUM DISTRIBUTION INCIDENTAL BENEFIT REQUIREMENT.

3.       RESTRICTIONS ON DISTRIBUTIONS

         DISTRIBUTIONS UNDER THIS CERTIFICATE ATTRIBUTABLE TO CONTRIBUTIONS MADE PURSUANT TO A SALARY REDUCTION AGREEMENT

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                             CERTIFICATE ENDORSEMENT

                          AID ASSOCIATION FOR LUTHERANS

                           CERTIFICATE NUMBER XXXXXXXX

          (WITHIN THE MEANING OF SECTION 3121(A)(5)(D) OF THE CODE) MAY BE MADE ONLY WHEN THE CERTIFICATE OWNER (EMPLOYEE):

         A. ATTAINS AGE 59 1/2;
         B. SEPARATES FROM SERVICE;
         C. DIES;
         D. BECOMES  DISABLED  (WITHIN THE  MEANING OF SECTION  72(M)(7) OF THE
            CODE);
         E. ENCOUNTERS HARDSHIP (WITHIN THE MEANING OF SECTION 403(B)(11) OF THE
            CODE).

         IN THE CASE OF HARDSHIP, DISTRIBUTIONS SHALL NOT INCLUDE ANY EARNINGS ON CONTRIBUTIONS MADE UNDER THIS CERTIFICATE PURSUANT TO A SALARY REDUCTION AGREEMENT.

4. IN NO EVENT SHALL AID ASSOCIATION FOR LUTHERANS REQUIRE, AS A CONDITION OF ISSUING THIS CERTIFICATE, THAT THE CERTIFICATE OWNER (EMPLOYEE) AGREE TO MAKE ANNUAL SALARY REDUCTION CONTRIBUTIONS IN EXCESS OF $200 (OR SUCH OTHER LIMITATION SPECIFIED IN SECTION 403(B)(12) OF THE CODE).

5. IN ADDITION TO THE DISTRIBUTION RESTRICTIONS SET FORTH IN PARAGRAPH 3 ABOVE, ALL DISTRIBUTIONS SHALL BE MADE IN ACCORDANCE WITH THE FOLLOWING
         RULES:

         A. PRIOR TO MAKING DISTRIBUTION, AID ASSOCIATION FOR LUTHERANS WILL PROVIDE THE NOTICE REQUIRED UNDER SECTION 1.411(A)-11(C) OF THE INCOME TAX REGULATIONS OR ANY SUCCESSOR PROVISION OF THE CODE OR REGULATIONS OF SIMILAR IMPORT.

                GENERALLY, DISTRIBUTION WILL BE MADE AT LEAST 30 DAYS FOLLOWING THE DATE THE NOTICE IS PROVIDED. HOWEVER, IF THE DISTRIBUTION IS ONE TO WHICH THE JOINT AND SURVIVOR ANNUITY RULES OF ERISA DO NOT APPLY, DISTRIBUTION MAY BE MADE OR COMMENCE LESS THAN 30 DAYS AFTER NOTICE IS GIVEN, PROVIDED THAT (1) THE NOTICE PROVIDED CLEARLY INFORMS THE CERTIFICATE OWNER (EMPLOYEE) THAT THE CERTIFICATE OWNER (EMPLOYEE) HAS A RIGHT TO A PERIOD OF AT LEAST 30 DAYS AFTER RECEIVING THE NOTICE TO CONSIDER THE DECISION OF WHETHER OR NOT TO RECEIVE A DISTRIBUTION (AND TO THE EXTENT APPLICABLE, A DISTRIBUTION

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                             CERTIFICATE ENDORSEMENT

                          AID ASSOCIATION FOR LUTHERANS

                           CERTIFICATE NUMBER XXXXXXXX


                OPTION),  AND  (2)  THE  CERTIFICATE  OWNER  (EMPLOYEE),   AFTER
                RECEIVING   THE  NOTICE,   AFFIRMATIVELY   ELECTS  AN  IMMEDIATE
                DISTRIBUTION.

         B. THE CERTIFICATE OWNER (EMPLOYEE) MAY ELECT, AT THE TIME AND IN THE MANNER PRESCRIBED BY AID ASSOCIATION FOR LUTHERANS, TO HAVE ANY PORTION OF AN ELIGIBLE ROLLOVER DISTRIBUTION PAID DIRECTLY TO AN ELIGIBLE RETIREMENT PLAN SPECIFIED BY THE CERTIFICATE OWNER (EMPLOYEE) IN A DIRECT ROLLOVER.

                AN ELIGIBLE ROLLOVER DISTRIBUTION IS ANY DISTRIBUTION OF ALL OR ANY PORTION OF THE BALANCE TO THE CREDIT OF THE CERTIFICATE OWNER (EMPLOYEE), EXCEPT THAT AN ELIGIBLE ROLLOVER DISTRIBUTION DOES NOT INCLUDE (1) ANY DISTRIBUTION THAT IS ONE OF A SERIES OF SUBSTANTIALLY EQUAL PERIODIC PAYMENTS (NOT LESS FREQUENTLY THAN ANNUALLY) MADE FOR THE LIFE (OR LIFE EXPECTANCY) OF THE CERTIFICATE OWNER (EMPLOYEE) OR THE JOINT LIVES (OR JOINT LIFE EXPECTANCIES) OF THE CERTIFICATE OWNER (EMPLOYEE) AND THE CERTIFICATE OWNER'S (EMPLOYEE'S) DESIGNATED BENEFICIARY, OR FOR A SPECIFIED PERIOD OF TEN YEARS OR MORE; (2) ANY DISTRIBUTION TO THE EXTENT SUCH DISTRIBUTION IS REQUIRED UNDER SECTION 401(A)(9) OF THE CODE; AND (3) THE PORTION OF ANY DISTRIBUTION THAT IS NOT INCLUDIBLE IN GROSS INCOME (DETERMINED WITHOUT REGARD TO THE EXCLUSION FOR NET UNREALIZED APPRECIATION WITH RESPECT TO EMPLOYER SECURITIES).

                AN ELIGIBLE RETIREMENT PLAN IS AN INDIVIDUAL RETIREMENT ACCOUNT DESCRIBED IN SECTION 408(A) OF THE CODE, AN INDIVIDUAL RETIREMENT ANNUITY DESCRIBED IN SECTION 408(B) OF THE CODE, OR AN ANNUITY CONTRACT OR CUSTODIAL ACCOUNT DESCRIBED IN SECTION
                403(B) OF THE CODE, THAT ACCEPTS THE CERTIFICATE OWNER'S (EMPLOYEE'S) ELIGIBLE ROLLOVER DISTRIBUTION. HOWEVER, IN THE CASE OF AN ELIGIBLE ROLLOVER DISTRIBUTION TO THE SURVIVING SPOUSE, AN ELIGIBLE RETIREMENT PLAN IS AN INDIVIDUAL RETIREMENT ACCOUNT OR INDIVIDUAL RETIREMENT ANNUITY.

                A DIRECT ROLLOVER IS A PAYMENT BY THE PLAN TO THE ELIGIBLE RETIREMENT PLAN SPECIFIED BY THE CERTIFICATE OWNER (EMPLOYEE).

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                             CERTIFICATE ENDORSEMENT

                          AID ASSOCIATION FOR LUTHERANS

                           CERTIFICATE NUMBER XXXXXXXX


                THE FOREGOING RULES SHALL ALSO APPLY WITH RESPECT TO AN ELIGIBLE ROLLOVER DISTRIBUTION PAYABLE TO THE CERTIFICATE OWNER'S
                (EMPLOYEE'S) SURVIVING SPOUSE OR TO THE CERTIFICATE OWNER'S (EMPLOYEE'S) SPOUSE OR FORMER SPOUSE WHO IS THE ALTERNATE PAYEE UNDER A QUALIFIED DOMESTIC RELATIONS ORDER AS DEFINED IN SECTION 414(P) OF THE CODE.

AID ASSOCIATION FOR LUTHERANS RESERVES THE RIGHT TO AMEND THIS CERTIFICATE AT ANY TIME IN ORDER TO COMPLY WITH CHANGES IN FEDERAL LAWS, RULES OR REGULATIONS.


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